Exhibit 99.1

Press release

Noble Corporation completes divestment of five jackups

SUGAR LAND, TEXAS, October 5, 2022 - Noble Corporation plc (“Noble”) today announced it has completed the sale of the Noble Hans Deul, Noble Sam Hartley, Noble Sam Turner, Noble Houston Colbert, and Noble Lloyd Noble (the “Remedy Rigs”) to a subsidiary of Shelf Drilling, Ltd. (“Shelf Drilling”) for cash proceeds of $375 million as part of the recently completed business combination with Maersk Drilling. As previously disclosed in the June 23, 2022 Remedy Rigs sale announcement, all onshore and offshore related staff, support and infrastructure associated with these rigs is hereby transferred to Shelf Drilling, while Noble will continue to operate the Noble Lloyd Noble under a bareboat charter with Shelf Drilling through the conclusion of that rig’s current drilling contract with Equinor which is expected to finish in the second quarter of 2023.

“The closing of the Remedy Rigs sale is an essential element to the transformative business combination with Maersk Drilling which we completed earlier this week.” said Robert Eifler, President and CEO of Noble. Mr. Eifler continued, “The cash proceeds from the sale will augment Noble’s already conservative balance sheet and further enhance our capital flexibility. I would like to extend my sincere gratitude to the Noble employees who will transfer to Shelf Drilling and wish them continued success.”

About Noble Corporation

Noble is a leading offshore drilling contractor for the oil and gas industry. Noble owns and operates one of the most modern, versatile, and technically advanced fleets in the offshore drilling industry. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. Noble performs, through its subsidiaries, contract drilling services with a fleet of offshore drilling units focused largely on ultra-deepwater and high specification jackup drilling opportunities in both established and emerging regions worldwide. For additional information, visit www.noblecorp.com or email investors@noblecorp.com.

Contact Noble Corporation

Ian Macpherson

Vice President of Investor Relations

T: +1 713-239-6507

M: imacpherson@noblecorp.com

IMPORTANT INFORMATION

This announcement is for information purposes only and does not constitute or contain any invitation, solicitation, recommendation, offer or advice to any person to subscribe for or otherwise acquire or dispose of any securities of Noble.

Certain statements in this announcement, including any attachments hereto, may constitute forward-looking statements. Forward-looking statements are statements (other than statements of historical fact) relating to future events and Noble and its subsidiaries (collectively, the “Noble Group”) anticipated or planned financial and operational performance. The words “targets”, “believes”, “continues”, “expects”, “aims”, “intends”, “plans”, “seeks”, “will”, “may”, “might”, “anticipates”, “would”, “could”, “should”, “estimates”, “projects”, “potentially” or similar expressions or the negatives thereof, identify certain of these forward-looking statements. The absence of these words, however, does not mean that the statements are not forward-looking. Other forward-looking statements can be identified in the context in which the statements are made.

Although Noble believes that the expectations reflected in these forward-looking statements are reasonable as of the date of this announcement, such forward-looking statements are based on Noble’s current expectations, estimates, forecasts, assumptions and projections about the Noble Group’s business and the industry in which the Noble Group operates and/or which has been extracted from publications, reports and other documents prepared by the Noble Group and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other important factors beyond the Noble Group’s control that could cause the Noble Group’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

Any forward-looking statements included in this announcement, including any attachment hereto, speak only as of today. Noble does not intend, and does not assume, any obligations to update any forward-looking statements contained herein, except as may be required by law or the rules of the New York Stock Exchange or Nasdaq Copenhagen. All subsequent written and oral forward-looking statements attributable to Noble or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements referred to above and contained in this announcement, including any attachment hereto.